                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

Contact: For Doubletree:               For Promus:
         William L. Perocchi, CFO      John C. Hawkins, Corporate Communications
         Doubletree Corporation        Promus Hotel Corporation
         (602)220-6810                 (901)374-5529
         Ruth Pachman/Michael Freitag  Gregg A. Swearingen, Investor Relations
         Kekst and Company             Promus Hotel Corporation
         (212)521-4800                 (901)374-5468



               DOUBLETREE CORPORATION AND PROMUS HOTEL CORPORATION
                  SIGN $4.7 BILLION DEFINITIVE MERGER AGREEMENT

         PHOENIX, AZ AND MEMPHIS, TN, SEPTEMBER 2, 1997 - Doubletree Corporation (NASDAQ: TREE) and Promus Hotel Corporation (NYSE: PRH) today announced the execution of a definitive merger agreement, creating one of the world's largest hotel companies with a portfolio of fast-growing upscale and mid-priced brands including Doubletree Hotels, Embassy Suites, Doubletree Guest Suites, Homewood Suites, Club Hotels by Doubletree, Hampton Inn, Hampton Inn & Suites, and Red Lion. This stock-for-stock transaction, valued at approximately $4.7 billion, is a merger of equals, combining Doubletree's strength in hotel management with Promus' strength in franchising and building brands.

         With approximately $5 billion in annual system-wide revenues under management contract for franchise agreement, the combined company will be the lodging industry's third largest revenue producer. As of June 30, the new company had 1,136 hotels, approximately 172,000 rooms, and more than 40,000 employees in all regions of the United States and its major markets, as well as selected locations in Latin America and Asia.

         The terms of the agreement call for the two companies to be merged into subsidiaries of a new holding company to be named Promus Hotel Corporation. Doubletree shareholders will receive one share in the new company for each of their shares in Doubletree. Promus shareholders will receive 0.925 shares in the new company for each of their shares in Promus. The transaction is intended to be accounted for as a pooling-of-interests and is expected to be tax-free. The merger is













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expected to be accretive to earnings per share in the first full year, excluding costs related to the transaction. The shares of the new company are expected to be listed on the New York Stock Exchange.

         The companies have agreed that:

         -        Promus' President and Chief Executive Officer, Raymond E.
                  Schultz, will serve as Chairman and Chief Executive Officer of the new company, and as a member of the Board's Executive Committee.

         -        Doubletree's President and Chief Executive Officer, Richard M.
                  Kelleher, will serve as President and Chief Operating Officer following the merger, and will succeed Mr. Schultz as Chief Executive Officer upon his retirement. He will also be an ex-officio member of the Board's Executive Committee.

         - The key management team will consist of top managers of both Doubletree and Promus, including William L. Perocchi, currently Executive Vice President and Chief Financial Officer of Doubletree, as Executive Vice President and Chief Financial Officer, and Thomas L. Keltner, currently Executive Vice President and Chief Development Officer of Promus, as Executive Vice President and Chief Development Officer.

         - The new company will be governed by a 14-member Board of Directors, with seven directors designated by each company. The Board will include Richard J. Ferris and Peter V. Ueberroth, Doubletree Co-Chairmen, and Michael D. Rose, Promus Chairman, who will serve as members of the Board's Executive Committee.

         - Each company has granted the other an option to acquire 19.9 percent of its common stock under certain conditions.

         Doubletree also announced that it has adopted a Stockholder Rights Plan, the details of which will be released separately.

         Approximately 40% of Doubletree's shareholders, including, among others, General Electric Pension Trust and Kohlberg Kravis Roberts & Co., have indicated they intend to vote in favor of the merger. GE and KKR will continue to be represented on the Board of the new company.

         Raymond E. Schultz, Promus President and Chief Executive Officer, said:
"This transaction is truly a merger of equals. The combined company will greatly benefit from the complementary strengths of each partner. Doubletree has grown rapidly through acquisitions and an aggressive conversion strategy. It has an outstanding record and reputation as a quality operator and brand marketer of full service hotels. Promus has grown through franchising and new hotel development. We have grown our proprietary brands primarily on a one-at-a-time basis with emphasis on product quality and consistency and our unique 100% satisfaction guaranteed service culture, which will be extended to all Doubletree's brands."

         Mr. Schultz added, "This merger is a `defining moment' for Promus. We have achieved a significant presence in the upscale suites and extended-stay markets, and are the industry leader in the mid-priced limited service segment. In joining with a quality upscale full-service brand in Doubletree Hotels, as well as its other brands, the combined company will be able to offer a full range of quality accommodations to meet the needs of business and leisure travelers in markets throughout the United States. Our ability to cross-sell and cross-market our brands will be a key driver of our future growth. We will also be able to offer to franchisees, developers and investors an even more complete line of hotel development opportunities in virtually every important segment of the lodging business.

         "The combination of two of the strongest and most successful management teams in our industry will provide the depth to continue to grow rapidly and expand to new areas. Rick Kelleher and I worked together for many years, so I know we share the same values and commitment to product quality, customer service and creating shareholder value. The cultures of our companies are remarkably similar and that should make the transition more seamless. We will immediately form transition task forces so that we will hit the ground running," Mr. Schultz continued.

         Richard M. Kelleher, President and Chief Executive Officer of Doubletree Corporation, said, "The merger of Doubletree and Promus is a natural marriage of two strong institutions with a common heritage and a focus on growth. Doubletree traces its roots to a company that was one of the original franchisees of Embassy Suites. Today, Embassy Suites is the clear market leader in the upscale all-suites segment and accounts for more than half of Promus' operating profit. The blending of Embassy Suites and Doubletree Guest Suites will give the new company an even stronger base on which to build market share."

         "There are also tremendous opportunities for growth in the extended-stay market, with the upscale Homewood Suites brand complementing Doubletree's investment in the mid-market Candlewood Hotels brand. Likewise, our smaller Club Hotels by Doubletree and Red Lion brands will benefit from Promus' strength as a franchisor and builder of brands. We are also excited about having Hampton Inn, one of this decade's fastest growing mid-market brands, included in our combined portfolio."

         Mr. Kelleher added, "At a time when the lodging industry is rapidly consolidating, the merger creates a company with significant free cash flow, one of the strongest balance sheets in our industry and access to sources of lower-cost capital than most of our competitors. We are very well positioned to leverage these financial strengths to accelerate our growth in the future.

         Both companies expect to realize substantial synergies and cost savings from the merger. They will be able to combine their respective reservation systems, information system development and maintenance, purchasing functions, accounting, payroll, and many other corporate support functions to provide substantial efficiencies. The companies said that their preliminary estimated cost savings and synergies should yield approximately $15 to $20 million annually. Both companies have preferred vendor programs which provide growing revenue streams that will benefit from the combined larger room count.

         Consummation of this transaction is subject to customary conditions, including regulatory approvals and approval of the merger by shareholders of each company. It is anticipated that this transaction will close prior to 1997 year-end.

         Morgan Stanley & Co. served as financial adviser to Doubletree and BT Wolfensohn served as financial adviser to Promus.

         Doubletree Corporation is a leading hotel management company and is the exclusive franchisor of Doubletree Hotels, Doubletree Guest Suites, Club Hotels by Doubletree and Red Lion hotel brands.

         Promus Hotel Corporation is one of the world's premier lodging companies and the franchisor and operator of the Embassy Suites, Hampton Inn, Hampton Inn & Suites, Homewood Suites, Embassy Vacation Resort and Hampton Vacation Resort brands. Based in Memphis, Tenn., the company currently serves guests with an unconditional 100% Satisfaction Guarantee in more than 900 hotels and 115,000 rooms throughout the United States, Canada, Mexico, Latin America and Asia. A company overview and financial highlights can be found on the internet by accessing http://www.promus-hotel.com.

         Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, such as those concerning future financial performance and growth, are forward looking statements that are subject to change based on various factors which may be beyond Doubletree's and Promus' control. Accordingly, the future performance and financial results of the new company may differ materially from those expressed or implied in any such forward looking statements. Such factors include, but are not limited to, those described in Doubletree's and Promus' filings with the Securities and Exchange Commission, as well as various factors related to the transaction described in this release, including the costs of integrating their business and the realization of synergies anticipated with respect to the transaction.








                              (Fact Sheet Attached)

                          DOUBLETREE AND PROMUS MERGER
                                   FACT SHEET

TRANSACTION

- -        Merger of Doubletree and Promus to create one of the world's largest hotel companies.
- -        Tax-free exchange of stock into a new issue of a new company to be called Promus Hotel Corp.
- -        Each share of Doubletree will be converted into one share of new
         Promus.
- -        Each share of Promus will be converted into 0.925 shares of new Promus.
- -        The transaction is intended to be accounted for as a pooling of interests, with no goodwill created.

STRATEGIC RATIONALE

- -        Creates a powerful presence in the U.S. hotel market with a portfolio of brands including:

         -Doubletree Hotels
         -Embassy Suites
         -Embassy Vacation Resort
         -Doubletree Guest Suites
         -Homewood Suites
         -Club Hotels by Doubletree
         -Hampton Inn
         -Hampton Inn & Suites
         -Hampton Vacation Resort
         -Red Lion
         -Highlights of new Promus Hotel Corp.:
         -1,136 hotels (as of June 30, 1997)
         -172,000 rooms (as of June 30, 1997)
         -#3 in total system-wide revenues under management or franchise -#4 in market capitalization
         -#5 in number of hotels
         -#5 in number of rooms

- -        Strong balance sheet, increased size and complementary hotel brands create platform for further expansion
         -Full-service segment and international market expansion opportunities -Further development

- -        Compatible organizations
         -Complementary lines of business (franchising and management operations)
         -History of delivering shareholder value -#1 in customer satisfaction index
         -Proven ability to grow organically and through acquisitions
         -Proven ability to integrate mergers and acquisitions

                          DOUBLETREE AND PROMUS MERGER
                              FACT SHEET CONTINUED

POTENTIAL MERGER BENEFITS
SHAREHOLDERS

- -         Promus' franchise and development expertise combined with Doubletree's management expertise provides significant opportunities for growth.
- -         Potential for savings in corporate overhead, information technology, purchasing, reservation systems and financing costs.
- -         Cross-selling opportunities
- -         Enhances new and existing developer, franchisee and investor relationships Increased financial strength
          -Larger, more diversified asset base
          -Maintains low debt level
- -         Strong cash flow from business and increase size enhance prospects for continued growth
- -         Likely reduction in cost of capital

CUSTOMERS
- -         Ability to leverage a larger, more diversified portfolio of brand names
- -         Continued focus on providing quality service across entire range of hotel brands
- -         Ability to leverage Doubletree brands through Promus franchise network

EMPLOYEES

- -         New company will be one of the strongest and best positioned domestic
          U.S. hotel companies
- -         Ability to participate both financially and professionally in growth companies

PRO FORMA FINANCIAL PROFILE

Annual System-wide Revenues under Management or Franchise     $5.0 billion
1996 Revenues                                                 $937 million
1996 EBITDA                                                   $322 million
1996 Net Income                                               $106 million
Book Value (as of June 30, 1997)                              $1.1 billion
Assets (as of June 30, 1997)                                  $2.4 billion
Debt to Capital (as of June 30, 1997)                         40%
Shares Outstanding (as of August 29, 1997)                    86 million
Market Capitalization (as of August 29, 1997)                 $4.0 billion
Enterprise Value (as of August 29, 1997)                      $4.7 billion

ORGANIZATION
Key Officers:

   Chairman & CEO             Raymond E. Schultz
   President & COO            Richard M. Kelleher
   Chief Financial Officer    William L. Perocchi
   Chief Development Officer  Thomas L. Keltner

Board of Directors                  14 Members (7 each from Promus and
                                    Doubletree)
Employees                           Approximately 40,000
State of Incorporation              Delaware

                          DOUBLETREE AND PROMUS MERGER
                          ----------------------------
                              FACT SHEET CONTINUED


HOTEL PORTFOLIO (AS OF 6/30/07)
BRAND                                   HOTELS             ROOMS                   REVPAR
Doubletree Guest Suites                    42               8,987                  $95.34
Embassy Suites                            136              32,810                   86.97
Homewood Suites                            43               4,439                   71.84
Doubletree Hotels                         101              30,368                   70.54
Red Lion                                   16               2,902                   59.29
Club Hotels                                19               3,977                   51.77
Hampton Inn & Suites                       23               2,500                   48.75
Hampton Inn                               679              73,326                   46.00
Non-Branded                                77              12,344                   58.38
                                        -----             -------
TOTAL                                   1,136             171,653

OWNERSHIP                               HOTELS            ROOMS

Owned                                      45               8,105
Joint Venture                              26               7,264
Leased                                     86              14,448
Managed                                   164              41,920
Franchise                                 815              99,916
                                        -----             -------
TOTAL                                   1,136             171,653


OTHER INFORMATION

Form of Transaction         Merger of equals, stock-for-stock exchange

Subject to                  Approval of Promus and Doubletree shareholders;
                            approximately 40% of Doubletree shareholders have agreed to vote in favor of the merger
                            Hart-Scott-Rodino review

Expected Closing            By year-end 1997